SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934


Date of Report (Date of earliest event reported) November 23, 1998


                              SPRINT SPECTRUM L.P.
                       SPRINT SPECTRUM FINANCE CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                               333-06609-01               48-1165245
Delaware                               333-06609-02               43-1746537
(State or Other Jurisdiction      (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


      4900 Main Street, Kansas City, Missouri                 64112
    (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (816) 559-1000


          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrants.

     (a) On November 23, 1998, Sprint Corporation ("Sprint"), through various of its subsidiaries, acquired 100% ownership and voting control of each of Sprint Spectrum Holding Company, Inc. ("Holdings"), the sole general partner of Sprint Spectrum L.P. ("SSLP"), and MinorCo, L.P. ("MinorCo"), the sole limited partner of SSLP. SSLP continues to own all of the outstanding stock of Sprint Spectrum Finance Corporation (together with SSLP, the "Registrants").

     Sprint acquired the respective partnership interests in Holdings and MinorCo held by each of the following companies (collectively referred to as the "Cable Partners"): TCI Spectrum Holdings, Inc. (a subsidiary of Tele-Communications, Inc. referred to as "TCI"), Comcast Telephony Services, Inc. and COM Telephony Services, Inc. (subsidiaries of Comcast Corporation collectively referred to as "Comcast") and Cox Telephony Partners, Inc. and Cox Communications Wireless, Inc. (subsidiaries of Cox Communications Inc. collectively referred to as "Cox").

     The acquisition was completed through the merger of each of the Cable Partners into newly-created subsidiaries of Sprint, and each share of common stock of the respective Cable Partner was converted into shares of PCS Common Stock, $1.00 par value per share -- Series 2 ("Series 2 PCS Stock"). At the same time as Sprint acquired the Cable Partners' interests in Holdings and MinorCo, Sprint also acquired the interests of TCI and Cox in PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P.

     As consideration for these transactions, TCI received 98,563,924 shares of Series 2 PCS Stock and 6,291,314 warrants to purchase Series 2 PCS Stock; Comcast received 47,248,435 shares of Series 2 PCS Stock and 3,015,858 warrants to purchase Series 2 PCS Stock; and Cox received 49,281,981 shares of Series 2 PCS Stock and 3,145,658 warrants to purchase Series 2 PCS Stock.

     Additionally, the Cable Partners agreed to enter into an irrevocable proxy and voting agreement with Sprint prior to acquiring any shares of PCS Common Stock, $1.00 par value per share -- Series 1 ("Series 1 PCS Stock"). Pursuant to such agreement, subject to certain limited exceptions, each Cable Partner will grant the Chief Executive Officer of Sprint (the "Grantee") an irrevocable proxy to exercise voting rights over all Series 1 PCS Stock beneficially owned at any time in the future on all matters submitted to a vote of all or any class of holders of voting securities issued by Sprint. Pursuant to the proxies, the Grantee is authorized and directed to vote the Cable Parents' shares of Series 1 PCS Stock in the same manner as the majority of votes that are cast with respect to such matter by the holders of Sprint voting securities. The agreements with the Cable Partners will terminate on the earlier to occur of (i) the consent of Sprint and the respective Cable Partner, (ii) the termination of a standstill agreement entered into in connection with Sprint's acquisition of control and
(iii) the tenth anniversary of the closing of Sprint's acquisition of control.

     (b) To the knowledge of the Registrants, there are no arrangements relating to changes in control of the type described in Item 403(c) of Regulation S-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.


Date: December 8, 1998


                                   SPRINT SPECTRUM L.P.


                                   By: /s/ Joseph M. Gensheimer
                                           Joseph M. Gensheimer, General Counsel
                                           and Secretary


                                   SPRINT SPECTRUM FINANCE CORPORATION


                                   By: /s/ Joseph M. Gensheimer
                                           Joseph M. Gensheimer, General Counsel
                                           and Secretary